UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2022

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

219 Terry Ave. N., Suite 300 Seattle, WA	98109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Yumanity Therapeutics, Inc.

40 Guest Street, Suite 4410, Boston, MA 02135

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 14, 2022, pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) by and between Kineta, Inc. (formerly known as Yumanity Therapeutics, Inc.) (the “Company”) and Janssen Pharmaceutica NV (“Janssen”), the Company sold to Janssen (such transaction, the “Asset Sale”) all of its rights, title and interest in and to clinical-stage product candidate YTX-7739 as well as the Company’s unpartnered pre-clinical and discovery-stage product candidates and related intellectual property rights for a purchase price of $26.0 million in cash.

In connection with the Asset Sale, the Company declared a special cash dividend (the “Special Dividend”) to its stockholders of record as of the close of business on December 15, 2022 (the “Dividend Record Date”) in the amount of $1.43 per share of Company Common Stock (as defined below). The Special Dividend was payable on December 19, 2022 to stockholders of record as of the Dividend Record Date. The ex-dividend date for payment of the Special Dividend was December 19, 2022. Payment of the Special Dividend was conditioned upon the closing of the Merger (as defined below).

On December 16, 2022, pursuant to the Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of June 5, 2022 and as amended on December 5, 2022 (such amendment, “Amendment No. 1 to the Merger Agreement” and, together with the Original Merger Agreement, the “Merger Agreement”), by and among the Company, Kineta Operating, Inc. (formerly known as Kineta, Inc.) (“Kineta”) and Yacht Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), the Company completed the previously announced merger transaction with Kineta, pursuant to which Merger Sub merged with and into Kineta, with Kineta surviving such merger as a wholly-owned subsidiary of the Company (the “Merger”). The surviving corporation from the Merger subsequently merged with and into Kineta Operating, LLC, with Kineta Operating, LLC being the surviving corporation. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Immediately following the closing of the Merger, on December 16, 2022, pursuant to the Securities Purchase Agreement (the “Original Securities Purchase Agreement”), dated as of June 5, 2022 and as amended on October 24, 2022 (such amendment, “Amendment No. 1 to the Securities Purchase Agreement”) and on December 5, 2022 (such amendment, “Amendment No. 2 to the Securities Purchase Agreement” and, together with the Original Securities Purchase Agreement and Amendment No. 1 to the Securities Purchase Agreement, the “Securities Purchase Agreement”), by and among the Company, Kineta and the purchasers named therein (the “PIPE Investors”), the Company completed the previously announced sale of $7.5 million of the Company’s common stock, par value $0.001 per share (“Company Common Stock”) to the First Tranche PIPE Investors (as defined below) in connection with the initial issuance of Company Common Stock pursuant to the private placement (the “Private Placement”). Following the Merger and the initial issuance of Company Common Stock pursuant to the terms of the Private Placement, the Company had approximately 9.8 million shares of Company Common Stock issued and outstanding.

The Company is also providing (i) certain voluntary disclosures concerning the Company’s business, risk factors and financial condition of the Company, as permitted by Item 8.01; (ii) the unaudited interim consolidated financial information of Kineta as of September 30, 2022 and for each of the nine months ended September 30, 2022 and 2021 referred to in Item 9.01(a) below; and (iii) the unaudited pro forma condensed combined financial information as of September 30, 2022 and for the nine months ended September 30, 2022 and for the year ended December 31, 2021, referred to in Item 9.01(b) below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 14, 2022, the Company completed the Asset Sale pursuant to the Asset Purchase Agreement. In connection with the Asset Sale, the Company sold to Janssen all of its rights, title and interest in and to clinical-stage product candidate YTX-7739 as well as the Company’s unpartnered pre-clinical and discovery-stage product candidates and related intellectual property rights for a purchase price of $26.0 million in cash.

In connection with the Asset Sale, the Company declared the Special Dividend to its stockholders of record as of the Dividend Record Date in the amount of $1.43 per share of Company Common Stock. The Special Dividend was payable on December 19, 2022 to stockholders of record as of the Dividend Record Date. The ex-dividend date for payment of the Special Dividend was December 19, 2022. Payment of the Special Dividend was conditioned upon the closing of the Merger.

On December 16, 2022, the Company completed the Merger pursuant to the Merger Agreement. In connection with the Merger, and immediately prior to the effective time of the Merger (the “Effective Time”), the Company effected a reverse stock split of the Company Common Stock at a ratio of 7 to 1 (the “Reverse Stock Split”). In addition, in connection with the Merger, the Company changed its name from “Yumanity Therapeutics, Inc.” to “Kineta, Inc.” (the “Name Change”) and the business conducted by the Company became primarily the business conducted by Kineta, which is a clinical-stage biopharmaceutical company focused on developing next-generation immunotherapies that address cancer immune resistance.

At the Effective Time, each outstanding share of Kineta common stock was converted into the right to receive 0.0688 (the “Exchange Ratio”) shares of Company Common Stock (after giving effect to the Reverse Stock Split; without giving effect to the Reverse Stock Split, the Exchange Ratio was 0.4815), as set forth in the Merger Agreement. The Exchange Ratio was determined based on the total number of outstanding shares of Company Common Stock and Kineta common stock, each on a fully diluted basis, and the respective valuations of Kineta and the Company at the time of execution of Amendment No. 1 to the Merger Agreement. In connection with the Merger, the Company also assumed certain outstanding Kineta stock options under Kineta’s Amended and Restated 2008 Stock Plan (the “Kineta 2008 Plan”), Kineta’s 2010 Equity Incentive Plan (the “Original Kineta 2010 Plan”), as amended by the First Amendment to the Original Kineta 2010 Plan (the “First Amendment to the Kineta 2010 Plan”) and the Second Amendment to the Original Kineta 2010 Plan (the “Second Amendment to the Kineta 2010 Plan” and, collectively with the Original Kineta 2010 Plan and the First Amendment to the Kineta 2010 Plan, the “Kineta 2010 Plan”), and Kineta’s 2020 Equity Incentive Plan (the “Kineta 2020 Plan” and, collectively with the Kineta 2008 Plan and the Kineta 2010 Plan, the “Kineta Equity Incentive Plans”), with such stock options henceforth representing the right to purchase a number of shares of Company Common Stock equal to the Exchange Ratio multiplied by the number of shares of Kineta’s common stock previously represented by such stock options, with a proportionate adjustment in exercise price. In connection with the Merger, the Company assumed the Kineta Equity Incentive Plans.

The foregoing description of the Kineta Equity Incentive Plans does not purport to be complete and is qualified in its entirety by reference to the Kineta 2008 Plan, the Original Kineta 2010 Plan, the First Amendment to the Kineta 2010 Plan, the Second Amendment to the Kineta 2010 Plan and the Kineta 2020 Plan, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

The foregoing descriptions of the Asset Purchase Agreement and the Original Merger Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the full texts of the Asset Purchase Agreement and the Original Merger Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by reference. The foregoing description of Amendment No. 1 to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1 to the Merger Agreement, the form of which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

As previously disclosed, at the special meeting of the Company’s stockholders held on December 13, 2022 (the “Special Meeting”), the Company’s stockholders approved the Kineta, Inc. 2022 Equity Incentive Plan (the “2022 Plan”). A description of the 2022 Plan is included in the definitive proxy statement/prospectus/information statement filed with the SEC on November 10, 2022 in the section titled “Proposal No. 5—Approval of the 2022 Plan” which is incorporated herein by reference. The foregoing description of the 2022 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2022 Plan and the related form of stock option agreement under the 2022 Plan, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Immediately after the consummation of the Merger, based on the Exchange Ratio, and after giving effect to the initial issuance of Company Common Stock pursuant to the Private Placement, there were approximately 9.8 million shares of Company Common Stock outstanding on a fully diluted basis (excluding outstanding options, warrants and similar contracts), of which (i) the former shareholders of Kineta owned approximately 77.3% of the Company Common Stock, (ii) the former stockholders of the Company owned approximately 16.1% of the Company Common Stock and (iii) the PIPE Investors owned approximately 6.7% of the Company Common Stock.

The shares of Company Common Stock, previously trading on The Nasdaq Capital Market through the close of business on December 16, 2022 under the ticker symbol “YMTX,” commenced trading on The Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “KA,” on December 19, 2022, as of which time the Company Common Stock is now represented by a new CUSIP number, 49461C 102.

The issuance of the shares of Company Common Stock to the former shareholders of Kineta was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4 (File No. 333-267127). The issuance of the shares of Company Common Stock to holders of stock options issued, or to be issued, under the Kineta Equity Incentive Plans will be registered with the SEC on a Registration Statement on Form S-8.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrently with the execution of the Original Merger Agreement, on June 5, 2022, the Company entered into the Original Securities Purchase Agreement with the PIPE Investors, as amended on October 24, 2022 by Amendment No. 1 to the Securities Purchase Agreement and on December 5, 2022 by Amendment No. 2 to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the Company agreed to sell shares of Company Common Stock to the PIPE Investors in the Private Placement at an aggregate purchase price of $30.0 million.

The Securities Purchase Agreement provides for (i) the sale and issuance of up to 649,346 shares of Company Common Stock at a purchase price of $11.55 per share immediately following the Effective Time, for an aggregate purchase price of $7.5 million (such shares, the “First Tranche Shares,” and the PIPE Investors purchasing such shares, the “First Tranche PIPE Investors”), and (ii) the sale and issuance of a number of shares of Company Common Stock at a purchase price equal to (a) the volume-weighted average price of Company Common Stock for the five (5) trading days prior to March 31, 2023 (the “VWAP”), plus (b) 10% of the VWAP, equal to an aggregate purchase price of $22.5 million, on March 31, 2023 (such shares, the “Second Tranche Shares,” and the PIPE Investors purchasing such shares, the “Second Tranche PIPE Investors”).

In addition, the Securities Purchase Agreement provides for the issuance to certain PIPE Investors of warrants to purchase shares of the Company. The warrants will be treated in the same manner as all other outstanding warrants of the Company at the Effective Time and will receive a portion of the consideration allocated to other Company securityholders under the terms of the Merger Agreement. Any warrants issued to a PIPE Investor will only be exercisable following the closing of the Private Placement and will expire in the event any PIPE Investor fails to consummate the Private Placement pursuant to the terms of the Securities Purchase Agreement.

While the amended terms of the Private Placement resulted in less proceeds received by the Company from the PIPE Investors immediately following the closing of the Merger, the total aggregate proceeds of $30.0 million to be received by the Company remains unchanged. The purchase price per share for the shares issued on March 31, 2023 is based on the VWAP, and is not currently known. As a result, the Private Placement as amended by Amendment No. 2 to the Securities Purchase Agreement may result in the PIPE Investors owning an increased or decreased percentage of Company Common Stock following March 31, 2023 than contemplated by Amendment No. 1 to the Securities Purchase Agreement.

On December 16, 2022, the Company sold and issued to the First Tranche PIPE Investors 649,346 shares of Company Common Stock at a purchase price of $11.55 per share (after taking into account the Reverse Stock Split), for an aggregate purchase price of $7.5 million.

Concurrently with the execution of the Securities Purchase Agreement, on June 5, 2022, the Company entered into a Registration Rights Agreement with the PIPE Investors (the “Original Registration Rights Agreement”), as amended on October 24, 2022 (such amendment, “Amendment No. 1 to the Registration Rights Agreement”) and on December 5, 2022 (such amendment, “Amendment No. 2 to the Registration Rights Agreement” and, together with the Original Registration Rights Agreement and Amendment No. 1 to the Registration Rights Agreement, the “Registration Rights Agreement”). The Registration Rights Agreement provides the PIPE Investors with certain registration rights that require the Company to file a resale registration statement with the SEC within 60 calendar days following the closing of the purchase and sale of the First Tranche Shares to the First Tranche PIPE Investors by the Company covering the shares of Company Common Stock issued to the First Tranche PIPE Investors pursuant to the Private Placement and within 60 calendar days following the closing of the purchase and sale of the Second Tranche Shares to the Second Tranche PIPE Investors by the Company covering the shares of Company Common Stock issued to the Second Tranche PIPE Investors pursuant to the Private Placement.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Original Securities Purchase Agreement, Amendment No. 1 to the Securities Purchase Agreement, Amendment No. 2 to the Securities Purchase Agreement, the Original Registration Rights Agreement, Amendment No. 1 to the Registration Rights Agreement and Amendment No. 2 to the Registration Rights Agreement, forms of which are attached hereto as Exhibits 10.7, 10.8, 10.9, 10.10, 10.11 and 10.12, respectively, and are incorporated herein by reference.

The Securities Purchase Agreement and Registration Rights Agreement have been included to provide investors and stockholders with information regarding its terms. They are not intended to provide any other factual information about the Company or the parties thereto. The Securities Purchase Agreement contains representations and warranties that the parties thereto made to, and solely for the benefit of, each other. Investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The securities described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The Company relied on an exemption from the registration requirements of the Securities Act under Section 4(a)(2) thereof. Each of the PIPE Investors represented that it is an accredited investor within the meaning of Rule 501 of Regulation D and was acquiring the securities for its own account for investment and not with a view towards distribution.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed, at the Special Meeting, the Company’s stockholders approved an amendment to the certificate of incorporation of the Company (the “Stock Split Amendment”) to effect the Reverse Stock Split.

On December 16, 2022, prior to the closing of the Merger, the Company filed the Stock Split Amendment with the Secretary of State of the State of Delaware to effect the Reverse Stock Split. Immediately following the closing of the Merger, the Company filed an amendment to the certificate of incorporation with the Secretary of State of the State of Delaware to effect the Name Change (the “Name Change Amendment”). As a result of the Reverse Stock Split, the number of issued and outstanding shares of Company Common Stock immediately prior to the Reverse Stock Split was reduced to a smaller number of shares, such that every seven shares of Company Common Stock held by a stockholder immediately prior to the Reverse Stock Split were combined and reclassified into one share of Company Common Stock.

No fractional shares were issued in connection with the Reverse Stock Split. Each stockholder who would otherwise be entitled to a fraction of a share of Company Common Stock upon the Reverse Stock Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment determined by multiplying the closing price of the Company Common Stock on the Nasdaq Stock Market on the date immediately preceding the date the Reverse Stock Split became effective, by the fraction of a share of Company Common Stock to which each stockholder would otherwise be entitled.

The foregoing descriptions of the Stock Split Amendment and the Name Change Amendment are not complete and are subject to and qualified in their entirety by reference to the Stock Split Amendment and the Name Change Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 16, 2022, the Audit Committee of the Board approved the appointment of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022. Marcum served as the independent registered public accounting firm of Kineta prior to the Merger. Accordingly, PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm prior to the Merger, was informed on December 16, 2022 that it was dismissed as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements for the years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2021, the report included an explanatory paragraph regarding substantial doubt as to the Company’s ability to continue as a going concern and in the year ended December 31, 2020, the report included an emphasis of matter paragraph regarding the Company’s requirement for additional financing.

During the years ended December 31, 2021 and 2020 and the subsequent interim period through December 16, 2022, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make a reference to the subject matter of the disagreement in connection with its report covering such period. In addition, during the years ended December 31, 2021 and 2020 and the subsequent interim period through December 16, 2022, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the Commission, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

During two fiscal years ended December 31, 2021, and the subsequent interim period through December 16, 2022, neither the Company nor anyone on the Company’s behalf consulted with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Marcum that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the Commission stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

Item 5.01 Changes in Control of Registrant.

The information required by this Item 5.01 is contained in Item 2.01 and is incorporated by reference herein.

The information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Company’s board of directors (the “Board”) and executive officers following the Merger are incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Directors

On November 29, 2022, Jiyoung Hwang resigned from the board of directors of Kineta, effective immediately. As a result of Ms. Hwang’s resignation, Ms. Hwang would no longer serve as a director of the Company following the Merger. The resignation was not the result of any disagreement with Kineta relating to Kineta’s operations, policies or practices.

In accordance with the Merger Agreement, at or prior to the effective time of the Merger, N. Anthony Coles, M.D., Patricia L. Allen, Kim C. Drapkin, CPA, Jeffery W. Kelly, Ph.D., Cecil B. Pickett, Ph.D. and Lynne Zydowsky, Ph.D. resigned from the Board and any respective committee of the Board of which they were members. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Appointment of Directors

In accordance with the Merger Agreement, on December 16, 2022, effective at the Effective Time, the following individuals were appointed to the Board as directors in the classes set forth below: Shawn Iadonato, Ph.D., Marion R. Foote, M.B.A. and Raymond Bartoszek, M.B.A. Richard Peters, M.D., Ph.D. and David Arkowitz, M.B.A. remained on the Board as directors.

Other than pursuant to the Merger Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Class Designations

Following the Merger, the classes of the Board are as follows:

•	Class I Directors, whose terms expire at the Company’s 2025 annual meeting of stockholders: Richard Peters, M.D., Ph.D. and Shawn Iadonato, Ph.D.

•	Class II Directors, whose terms expire at the Company’s 2023 annual meeting of stockholders: David Arkowitz, M.B.A. and Raymond Bartoszek, M.B.A.

•	Class III Director, whose term expires at the Company’s 2024 annual meeting of stockholders: Marion R. Foote, M.B.A.

Shawn P. Iadonato, Ph.D., Chief Executive Officer and Director

Dr. Iadonato is a co-founder of Kineta and served as Kineta’s Chief Executive Officer from January 2016 until the closing of the Merger. He served on the board of directors of Kineta from 2007 until the closing of the Merger. Dr. Iadonato previously served as the Chief Scientific Officer of Kineta from 2008 to December 2015. Dr. Iadonato has served as the managing partner of two of Kineta’s affiliated companies, Kineta Chronic Pain LLC and Kineta Viral Hemorrhagic Fever LLC, since 2016. He served as a member of the board of directors of CBI Co. Ltd., a Korea-based company engaged in the manufacture and sale of automotive parts (“CBI”), from June 2021 to June 2022. Prior to co-founding Kineta, Dr. Iadonato co-founded and served as the Chief Scientific Officer of Illumigen Biosciences, Inc., a genomics-driven drug development company acquired by Cubist Pharmaceuticals Inc., from 2000 to 2007. Previously, Dr. Iadonato managed the Human Genome Center at the University of Washington. He is co-inventor on 49 issued U.S. and foreign patents. In addition, he is Principal Investigator or Co-Investigator on numerous government grants and contracts. Dr. Iadonato holds a B.A. in Biology from the University of Pennsylvania and a Ph.D. in Genetics from the University of Washington.

Marion R. Foote, M.B.A., Director

Ms. Foote served on the board of directors of Kineta from July 2017 until the closing of the Merger. Ms. Foote has served on the board of directors of Avalara, Inc., a leading provider of sales, use and value-added tax calculation and filing services, since May 2011. In addition, she currently serves as a director of multiple private companies in the financial services, life sciences and technology sectors. Ms. Foote has also served as an independent business advisor since January 2012. From January 2005 to December 2011, Ms. Foote served as a partner at Novantas, LLC, a management consulting firm focused on the financial industry (“Novantas”), following the merger of her firm, Randolph Partners, with Novantas. Prior to establishing Randolph Partners in 1998, Ms. Foote served as Group Executive Vice President and Chief Marketing Officer for Bank of America’s Retail Bank. Ms. Foote previously served as a member of the board of directors of DLJdirect, a brokerage services company (now part of E*Trade), from January 2000 to November 2001 and Cascade Financial Corporation/Cascade Bank (now part of Pacific Premier Bank), a commercial banking company, from April 2010 to June 2011. Ms. Foote holds a B.A. in Economics and Math from Smith College and an M.B.A. from Harvard Business School.

Raymond Bartoszek, M.B.A., Director

Mr. Bartoszek served on the board of directors of Kineta from 2017 until the closing of the Merger. Mr. Bartoszek founded RLB Holdings, LLC, an investment firm, in January 2011 and serves as the firm’s managing general partner. He previously served as the managing director of Glencore Limited, a global natural resource company, from 1997 to 2010. Mr. Bartoszek currently serves as a director of multiple private companies in the industrial and consumer discretionary sectors. Mr. Bartoszek holds a B.S. in Marine Engineering and Marine Transportation from the U.S. Merchant Marine Academy and an M.B.A. from Rensselaer Polytechnic Institute.

Richard Peters, M.D., Ph.D., Director

Dr. Peters served as the Company’s President and Chief Executive Officer from the completion of the merger of Proteostasis Therapeutics, Inc. (“Proteostasis”) and Yumanity, Inc. in December 2020 to the closing of the Merger and served as the President, Chief Executive Officer and a member of the board of directors of Yumanity, Inc. from September 2019 until the closing of the Merger. Dr. Peters has served as a member of the Board since the completion of the merger of Proteostasis and Yumanity, Inc. in December 2020. Dr. Peters previously served as the President and Chief Executive Officer and a member of the board of directors of Merrimack Pharmaceuticals, a biopharmaceutical company, from February 2017 to June 2019. Previously, Dr. Peters served in various capacities at Sanofi Genzyme, a global pharmaceutical company, since 2008, including as Senior Vice President, Head of Global Rare Diseases Business Unit since January 2015, Vice President, Strategy Development Officer, U.S. Rare Disease Unit from

May 2014 to December 2014, Vice President, Division Medical Officer, Global Oncology Division from 2011 to May 2014, and Vice President, Head of Global and U.S. Medical Affairs, Hematology and Transplant from 2008 to 2011. Prior to Sanofi Genzyme, Dr. Peters held medical affairs roles at Onyx Pharmaceuticals, Inc. and Amgen Inc., both pharmaceutical companies, and was a co-founder and Chief Executive Officer of Mednav, Inc., a private healthcare information technology company. Dr. Peters has served on the board of directors of Aprea Therapeutics, Inc., a biopharmaceutical company, since June 2020 and as chair of the compensation committee since September 2020. Dr. Peters has been an active founder, angel investor, and board member of several biotechnology start-ups. Dr. Peters has also served on the faculty at Harvard Medical School/Massachusetts General Hospital. Dr. Peters holds a B.S. from the College of Charleston and an M.D. and a Ph.D. in Pharmacology from the Medical University of South Carolina.

David Arkowitz, M.B.A., Director

Mr. Arkowitz has served as a member of the Company’s board of directors since the completion of the merger of Proteostasis and Yumanity, Inc. in December 2020 and previously served on the board of directors of Proteostasis since March 2019. Mr. Arkowitz has served as Chief Financial Officer and Head of Business Development of Seres Therapeutics, Inc., a microbiome therapeutics company, since June 2021. From May 2018 to May 2021, Mr. Arkowitz served as the Chief Financial Officer of Flexion Therapeutics, Inc., a biopharmaceutical company acquired by Pacira BioSciences, Inc. From September 2013 to May 2018, Mr. Arkowitz served as Chief Operating Officer and Chief Financial Officer at Visterra, Inc., a clinical stage biotechnology company acquired by Otsuka Pharmaceutical Co., Ltd. Mr. Arkowitz was Chief Financial Officer and General Manager at Mascoma Corporation, a biofuel company acquired by Lallemand Inc., from June 2011 to September 2013. Previously, Mr. Arkowitz served as Chief Financial Officer and Chief Business Officer at AMAG Pharmaceuticals, Inc., a pharmaceutical company, and Chief Financial Officer of Idenix Pharmaceuticals, Inc., a biopharmaceutical company acquired by Merck & Co., Inc. Mr. Arkowitz serves on the board of directors of F-Star Therapeutics, Inc., a clinical-stage biopharmaceutical company, where he also serves as the chair of the audit committee and a member of the compensation committee. Mr. Arkowitz holds a B.A. in Mathematics from Brandeis University and an M.B.A. in Finance from Columbia University Business School.

Committees

Audit Committee

In connection with the closing of the Merger, Marion R. Foote, M.B.A., Raymond Bartoszek, M.B.A. and David Arkowitz, M.B.A. were appointed to the audit committee of the Board, and Marion R. Foote, M.B.A was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Raymond Bartoszek, M.B.A. and Marion R. Foote were appointed to the compensation committee of the Board, and Raymond Bartoszek, M.B.A. was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, Richard Peters, M.D., Ph.D. and David Arkowitz, M.B.A. were appointed to the nominating and corporate governance committee of the Board, and Richard Peters, M.D., Ph.D. was appointed the chair of the nominating and corporate governance committee.

Indemnification Agreements

On December 16, 2022, each of the Company’s directors and executive officers entered into the Company’s standard form of Indemnification Agreement, which is attached as Exhibit 10.14 to this Current Report on Form 8-K and incorporated herein by reference.

Resignation of Executive Officers and Principal Officers

In accordance with the Merger Agreement, at or prior to the effective time of the Merger, Richard Peters, M.D., Ph.D. resigned as President and Chief Executive Officer, Michael Wyzga resigned as Senior Vice President and Chief Financial Officer, Marie Epstein resigned as Vice President, Finance and Principal Accounting Officer and Devin Smith resigned as Senior Vice President, General Counsel and Secretary. The resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Separation Agreements

Richard Peters, M.D., Ph.D.

On December 16, 2022, the Company entered into a separation agreement with Richard Peters (the “Peters Separation Agreement”). Pursuant to the Peters Separation Agreement, provided that Dr. Peters has not breached any of his continuing obligations, Dr. Peters was entitled to receive (i) a lump sum cash payment of $1,854,000, which is equal to two times his current annual base salary plus 200% of his current target bonus and (ii) if elected, continued benefits coverage pursuant to COBRA (of the employer’s portion of the premium cost) for up to 18 months or, if earlier, until the date that Dr. Peters becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA. In addition, all outstanding stock options and other stock-based awards held by Dr. Peters as of immediately prior to the Effective Time were accelerated and became exercisable and not subject to forfeiture.

In exchange for the payments and other consideration under the Peters Separation Agreement, Dr. Peters provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

The foregoing description of the Peters Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Peters Separation Agreement, which is filed as Exhibit 10.15 to this Current Report on Form 8-K and incorporated herein by reference.

Michael Wyzga

On December 16, 2022, the Company entered into a separation agreement with Michael Wyzga (the “Wyzga Separation Agreement”). Pursuant to the Wyzga Separation Agreement, provided that Mr. Wyzga has not breached any of his continuing obligations, Mr. Wyzga was entitled to receive (i) an amount equal to nine months of his base salary and (ii) if elected, continued benefits coverage pursuant to COBRA at the normal rate of contribution for employees for up to nine months. Mr. Wyzga was also entitled to acceleration of all the unvested stock options and other stock-based awards held by him. In addition, the exercise period for Mr. Wyzga’s vested stock options was extended until three months following the closing of the Merger.

In exchange for the payments and other consideration under the Wyzga Separation Agreement, Mr. Wyzga provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

The foregoing description of the Wyzga Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Wyzga Separation Agreement, which is filed as Exhibit 10.16 to this Current Report on Form 8-K and incorporated herein by reference.

Devin Smith

On December 16, 2022, the Company entered into a separation agreement with Devin Smith (the “Smith Separation Agreement”). Pursuant to the Smith Separation Agreement, provided that Mr. Smith has not breached any of his continuing obligations, Mr. Smith was entitled to receive (i) an amount equal to nine months of his base salary and (ii) if elected, continued benefits coverage pursuant to COBRA at the normal rate of contribution for employees for up to nine months. Mr. Smith was also entitled to acceleration of all the unvested stock options and other stock-based awards held by him. In addition, the exercise period for Mr. Smith’s vested stock options was extended until three months following the closing of the Merger.

In exchange for the payments and other consideration under the Smith Separation Agreement, Mr. Smith provided the Company with a release, in favor of the Company, of any and all claims relating to his employment with the Company.

The foregoing description of the Smith Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Smith Separation Agreement, which is filed as Exhibit 10.17 to this Current Report on Form 8-K and incorporated herein by reference.

Appointment of Executive Officers

In accordance with the Merger Agreement and an action of the Board, on December 16, 2022, the Board appointed Shawn P. Iadonato, Ph.D. as the Company’s Chief Executive Officer, Craig W. Philips, M.B.A. as the Company’s President, Keith Baker as the Company’s Chief Financial Officer, Thierry Guillaudeux, Ph.D. as the Company’s Chief Scientific Officer and Pauline Kenny, Esq. as the Company’s General Counsel.

There are no family relationships among any of the Company’s newly appointed executive officers. None of the Company’s newly appointed executive officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Shawn P. Iadonato, Ph.D. Dr. Iadonato’s biographical information is disclosed in the section above under the heading “Appointment of Directors.”

Craig W. Philips, M.B.A., President

Mr. Philips served as the President of Kineta from January 2018 until the closing of the Merger. Prior to that role, he served as the Chief Operating Officer of KPI Therapeutics, Inc., a subsidiary of Kineta, from 2016 to December 2017 and as Executive Vice President from 2014 to 2015. Prior to joining Kineta, Mr. Philips was President of CTI BioPharma Corp., a clinical and commercial stage oncology company. Previously, Mr. Philips held strategic and operational leadership roles at leading biopharmaceutical companies, including Bristol Myers Squibb Company, Schering-Plough Corporation (now Merck & Co., Inc.) and Bayer Corporation. Mr. Philips is a co-founder of Abacus Bioscience Inc., a biotech company focused on developing novel immunotherapeutic treatments for managing cancer and antiviral diseases (“Abacus Bioscience”), PVP Biologics Inc., a biopharmaceutical company focused on developing an oral enzyme for the treatment of celiac disease, and TransCellular Therapeutics Inc., a biopharmaceutical company focused on developing novel protein-based therapies to treat inherited diseases. He has served as a member of the board of directors of Abacus Bioscience since 2015, as a member of the board of directors of Life Science Washington, a non-profit organization serving the life sciences industry, since January 2015. In addition, Mr. Philips served as a member of the board of directors of CBI from June 2021 to June 2022. Mr. Philips was previously an Entrepreneur-in-Residence at the University of Washington from December 2012 to December 2017 and a commercial advisor to the Fred Hutchinson Cancer Research Center from January 2017 to July 2019. He holds a B.S. in Business Administration and an M.B.A. from The Ohio State University.

Keith A. Baker, Chief Financial Officer

Mr. Baker served as Kineta’s Chief Financial Officer from October 2022 until the closing of the Merger. From February 2016 to October 2022, Mr. Baker served as the chief financial officer consultant at Baker CFO, LLC, where he provided businesses with chief financial officer consulting services. He previously served as the Chief Financial Officer of Element Data, Inc., a decision intelligence technology firm, from April 2017 to December 2019. Mr. Baker is a certified public accountant (inactive), and from 1992 to 1998 he practiced public accounting with the firm of Deloitte & Touch LLP. Mr. Baker holds a B.S. in Accounting from Central Washington University.

Thierry Guillaudeux, Ph.D., Chief Scientific Officer

Dr. Guillaudeux served as Kineta’s Chief Scientific Officer from June 2022 until the closing of the Merger. Dr. Guillaudeux previously served as Kineta’s Executive Vice President from February 2022 to June 2022, as its Senior Vice President, Immuno-oncology from November 2020 to February 2022, as its Vice President, Immuno-oncology from December 2019 to October 2020 and as its Vice President, Discovery Research from September 2019 to December 2019. Prior to joining Kineta in September 2019, Dr. Guillaudeux served as an Associate Professor at the

University of Rennes 1 from September 1997 to September 2019. He also headed a research laboratory at the French National Institute of Health from January 2012 to September 2019 and served as a Vice President of Technology Transfer at the University of Rennes from April 2008 to September 2019. Dr. Guillaudeux previously served as a board member of SATT Ouest Valorisation and IRT bcom, two French technology companies, from July 2010 to September 2019 and from June 2016 to September 2019, respectively. Dr. Guillaudeux holds B.S. and M.S. degrees in Cellular Biology and a Ph.D. in Immuno-Oncology from the University of Rennes. He achieved his post-doctorate at the Fred Hutchinson Cancer Research Center.

Pauline Kenny, Esq., General Counsel

Ms. Kenny served as General Counsel of Kineta from 2016 until the closing of the Merger. In that role, she was responsible for all legal, corporate governance and securities regulatory compliance initiatives at Kineta and its corporate affiliates and subsidiaries. Ms. Kenny previously served as Kineta’s Director of Legal and Operations from 2012 to 2016. Prior to joining Kineta, Ms. Kenny practiced law at a corporate and securities law firm. Ms. Kenny has also served as in-house counsel at Sproqit Technologies, Inc., a venture-backed software startup, and Expeditors International of Washington, Inc., a publicly traded logistic company. Ms. Kenny holds a B.A. in Communications from the University of Washington and a J.D. from Seattle University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Bylaws Amendment and Restatement

On December 16, 2022, the Board approved the adoption of the Fourth Amended and Restated By-Laws of the Company (the “New Bylaws”), which amend and restate the Third Amended and Restated Bylaws of the Company, dated August 20, 2020 (the “Existing Bylaws”) in their entirety. The New Bylaws amend the Existing Bylaws to, among other things, change the name of the Company in the New Bylaws and include a 180 day lock-up for pre-closing shareholders of Kineta, subject to customary exceptions.

The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Reduction in Force

On December 2, 2022, Kineta reduced its workforce from 23 full-time employees and three part-time employees to 11 full-time employees and one part time employee (the “Reduction in Force”). Following the Reduction in Force, Kineta had 11 full-time employees and one part-time employee.

Closing Press Release

On December 19, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Kineta’s Management’s Discussion and Analysis of Financial Condition and Results of Operations as of September 30, 2022 and for the three and nine month periods ended September 30, 2022 and 2021 is filed herewith and attached hereto as Exhibit 99.4, and incorporated herein by reference.

Risk Factors

The Company’s Risk Factors are filed herewith and attached hereto as Exhibit 99.5 and incorporated herein by reference.

Business Section

The Company’s Business Section is filed herewith and attached hereto as Exhibit 99.6 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The consolidated financial statements of Kineta as of and for the years ended December 31, 2021 and 2020 included in the Company’s definitive proxy statement/prospectus/information statement filed with the SEC on November 10, 2022 beginning on page F-60 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Kineta for the nine months ended September 30, 2022 and 2021 are set forth in Exhibit 99.2 hereto and are incorporated herein by reference.

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information of the Company as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated June 5, 2022, by and among the Company and Janssen (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on June 6, 2022 and incorporated herein by reference).

2.2	Agreement and Plan of Merger, dated June 5, 2022, by and among the Company, Kineta and Merger Sub (filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on June 6, 2022 and incorporated herein by reference).

3.1	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of the Company (formerly known as Yumanity Therapeutics, Inc.) related to the Reverse Stock Split, dated December 16, 2022.

3.2	Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation of the Company (formerly known as Yumanity Therapeutics, Inc.) related to the Name Change, dated December 16, 2022.

3.3	Fourth Amended and Restated By-laws of the Company, dated December 16, 2022.

10.1	Kineta Amended and Restated 2008 Stock Plan and associated forms (filed as Exhibit 10.30 to the Company’s Registration Statement on Form S-4 (File No. 333-267127) as filed with the SEC on August 29, 2022 and incorporated herein by reference).

10.2	Kineta 2010 Equity Incentive Plan (the “Kineta 2010 Plan”) and associated forms (filed as Exhibit 10.31 to the Company’s Registration Statement on Form S-4 (File No. 333-267127) as filed with the SEC on August 29, 2022 and incorporated herein by reference).

10.3	First Amendment to Kineta 2010 Plan (filed as Exhibit 10.32 to the Company’s Registration Statement on Form S-4 (File No. 333-267127) as filed with the SEC on August 29, 2022 and incorporated herein by reference).

10.4	Second Amendment to Kineta 2010 Plan (filed as Exhibit 10.33 to the Company’s Registration Statement on Form S-4 (File No. 333-267127) as filed with the SEC on August 29, 2022 and incorporated herein by reference).

10.5	Kineta 2020 Equity Incentive Plan and associated forms (filed as Exhibit 10.34 to the Company’s Registration Statement on Form S-4 (File No. 333-267127) as filed with the SEC on August 29, 2022 and incorporated herein by reference).

10.6	Kineta, Inc. 2022 Equity Incentive Plan and associated forms.

10.7	Form of Securities Purchase Agreement, dated as of June 5, 2022, by and between the Company and each of the institutional investors named therein (filed as Exhibit 2.6 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on June 6, 2022 and incorporated herein by reference).

10.8	Form of Amendment No. 1 to Securities Agreement, dated as of October 24, 2022, by and among the Company, each of the institutional investors named therein and Kineta (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on October 24, 2022 and incorporated herein by reference).

10.9	Form of Amendment No. 2 to Securities Agreement, dated as of December 5, 2022, by and among the Company, each of the institutional investors named therein and Kineta (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on December 5, 2022 and incorporated herein by reference).

10.10	Form of Registration Rights Agreement, dated as of June 5, 2022, by and between the Company and each of the institutional investors named therein (filed as Exhibit 2.7 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on June 6, 2022 and incorporated herein by reference).

10.11	Form of Amendment No. 1 to Registration Rights Agreement, dated as of October 24, 2022, by and between the Company and each of the institutional investors named therein (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on October 24, 2022 and incorporated herein by reference).

10.12	Form of Amendment No. 2 to Registration Rights Agreement, dated as of December 5, 2022, by and between the Company and each of the institutional investors named therein (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on December 5, 2022 and incorporated herein by reference).

10.13	Form of Amendment No. 1 to the Merger Agreement, dated as of December 5, 2022, by and among the Company, Kineta and Merger Sub (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-37695) as filed with the SEC on December 5, 2022 and incorporated herein by reference).

10.14	Form of Indemnification Agreement with the Executive Officers and Directors of the Company (filed as Exhibit 10.29 to the Company’s Registration Statement on Form S-4/A (File No. 333-267127) as filed with the SEC on October 3, 2022 and incorporated herein by reference).

10.15	Separation Agreement by and between the Company and Richard Peters, dated December 16, 2022.

10.16	Separation Agreement by and between the Company and Michael Wyzga, dated December 16, 2022.

10.17	Separation Agreement by and between the Company and Devin Smith, dated December 16, 2022.

16.1	Letter to the Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated December 22, 2022.

99.1	Press release, dated December 19, 2022.

99.2	Unaudited condensed consolidated financial statements of Kineta for the nine months ended September 30, 2022 and 2021.

99.3	Unaudited pro forma condensed combined financial information of Kineta as of and for the nine months ended September 30, 2022 and for the year ended December 31, 2021.

99.4	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Kineta, Inc. as of September 30, 2022 and for the three and nine month periods ended September 30, 2022 and 2021.

99.5	Kineta, Inc. Risk Factors.

99.6	Kineta, Inc. Business Section.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2022	Kineta, Inc.

	By:	/s/ Shawn Iadonato
	Name:	Shawn Iadonato, Ph.D.
	Title:	Chief Executive Officer and Director